UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

POWER & DIGITAL INFRASTRUCTURE ACQUISITION II CORP.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14A(i)(1) and 0-11.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2023

Power & Digital Infrastructure Acquisition II Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-441151	86-2962208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

321 North Clark Street, Suite 2440

Chicago, IL 60654
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registrant’s telephone number, including area code: (312) 262-5642

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one redeemable warrant	XPDBU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	XPDB	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	XPDBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Preliminary Redemption Results

Power & Digital Infrastructure Acquisition II Corp. (the “Company”) encourages stockholders to vote in favor of the proposals set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2023 (the “Definitive Proxy Statement”), at the special meeting in lieu of annual meeting of stockholders (the “Special Meeting”) scheduled to be held on June 9, 2023 at 10:00 a.m., Central Time.

As of 5:00 p.m., Eastern Time, on June 7, 2023, the redemption deadline in connection with the vote on the Extension (as defined below), holders of 18,141,822 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), have elected to redeem their shares in connection with the proposal to extend the time by which the Company has to consummate an initial business combination (the “Extension”), which would result in 10,608,178 shares of Class A common stock remaining outstanding after giving effect to such redemptions.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K (this “Report”) may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and within the meaning of the federal securities laws with respect to the proposed business combination between the Company and Montana Technologies, LLC (“Montana Technologies”), including statements regarding the likelihood and ability of the Company and Montana Technologies to successfully consummate the proposed business combination, the amount of funds available in the Trust Account as a result of shareholder redemptions or otherwise, and statements relating to our ability to obtain approval for the proposals presented at the Special Meeting. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties such as those set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Definitive Proxy Statement, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q. Current Reports on Form 8-K that are available on the website of the SEC at www.sec.gov and other documents filed, or to be filed with the SEC by the Company. The foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

THE COMPANY URGES SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AS WELL AS OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC, BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE EXTENSION. Shareholders may obtain copies of these documents (when available), without charge, at the SEC’s website at www.sec.gov or by directing a request to: Power & Digital Infrastructure Acquisition II Corp, 321 North Clark Street, Suite 2440, Chicago, IL, 60654, Attn: Secretary.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies of the Company shareholders. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and officers in the Proxy Statement which may be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2023

POWER & DIGITAL INFRASTRUCTURE ACQUISITION II CORP.

By:	/s/ Patrick C. Eilers
Name:	Patrick C. Eilers
Title:	Chief Executive Officer

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